EXHIBIT 99.1

KinerjaPay Signed Indonesian Coal Contract Worth $103 million Per Year in Revenue with China Construction Investment Group (Ningbo) Trading

The Company Estimates Cash Profits in Excess of $9 million Per Year

Jakarta, 14th December 2020. FOR IMMEDIATE RELEASE.

KinerjaPay Corp (OTCBB: KPAY), a Delaware Corporation, a digital payment and e-commerce platform Company (“KinerjaPay” or the “Company”) with its business operations based in Indonesia, today announced that the Company has signed a new Indonesian bituminous coal contract with a China Construction Investment Group (Ningbo) Trading Co., Ltd. for a contract to supply up to 2,000,000 MT within the next 12 months.

At present stage, the contract’s Unit Price for Indonesian Bituminous Coal in Bulk based on Coal Grade NCV 5500 kcal/kg (ARB) is USD $51.50 /MT FOB Trimmed Geared Mother Vessel at East Kalimantan, Indonesia, for a total Shipment Quantity of 80,000 Metric Tons. Total Shipment Value for the first shipment will be USD $4,120,000 with planned Delivery schedule on a bi-weekly basis for each shipment. The Company expects to deliver the contract in full, therefore expecting to bring in total Revenue up to USD $103 million in 2021, depending on the Coal Price Index throughout the year.

Once the Company completes the delivery of the contract in full, it is expected to earn at least US$9.8 million in Operating Profits on the over $100 million in total revenue. When asked about this deal, the Company’s CEO & Chairman, Mr. Edwin W. Ng, commented “We have been working very hard to get this deal, and we finally did. This deal will change the Company by driving in revenues and income. We will rebuild the Company’s portfolio to ramp up its sales and profitability. We hope to transform the Company in 2021 and focus more on general trading either online or offline to improve the Company’s performance.”

Mr. Ng further commented that “Our team has departed to East Kalimantan with the buyer this week to conduct the site survey and shipment preparation. We expect to deliver our first shipment by the end of this month, if not latest mid of next month. We will also work with local supplier and logistics Companies to ensure smooth delivery process, as well as PT. China Certification & Inspection Group (CCIG) to monitor the quality of the coal.” Since I invested nearly $1 million into the Company last March, the Company has been generating positive cash flow without the need of the convertible loans, which previously have been used to finance the Company in the past three years. It is the Company’s intention to stay a positive cash flow company going forward. The Company continues to be approached by institutional investors wanting to invest in the Indonesian marketplace. We believe that this coal contract will only make this easier to accomplish.

About KinerjaPay

KinerjaPay enables consumers to “Pay, Play and Buy” through its secure web portal and mobile applications. Based in Indonesia, the Company provides an easy and convenient payment solution while shopping online at its marketplace platform. With its current omni-channel platform, users can perform various payment services such as credit card bill payment, utility, phone bill, healthcare insurance and direct transfer to anyone at their convenience. KinerjaPay is also planning to launch other eCommerce verticals such as travel market, delivery services, and online gaming in the near future. The Company’s services are available through its mobile applications and on its website at www.kinerjapay.com.

Notice Regarding Forward-Looking Statements

This press release may contain forward-looking statements, about KPAY’s expectations, beliefs or intentions regarding, among other things, its product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, KPAY or its representatives have made or may make forward-looking statements, orally or in writing.

Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by KPAY with the U.S. Securities and Exchange Commission, press releases or oral statements made by or with the approval of one of KPAY’s authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause KPAY’s actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause KPAY ‘s actual activities or results to differ materially from the activities and results anticipated in such forward-looking statements, including, but not limited to, the factors summarized in KPAY ‘s filings with the SEC. In addition, KPAY operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond its control. KPAY does not undertake any obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise. Please see the risk factors associated with an investment in our securities which are included in our Annual Report on Form 10-K as filed with the SEC on April 20, 2018 and most recently in our Registration Statement on Form S-1/A filed with the SEC on December 21, 2018, pursuant to which we are offering 300,000 Shares of 11% Series C Cumulative Redeemable Perpetual Preferred Stock at $25.00 Per Share.

For more information, please visit our website http://www.kinerjapay.co. There you will find access to all of our past press releases and SEC filings regarding the activities discussed in this release.

Media Contact:

KinerjaPay Corp.

Email: info@kinerjapay.co

+62-21-2918-1336